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                                                                    Exhibit 15.1

                         CHARTER OF THE AUDIT COMMITTEE

                                NETEASE.COM, INC.

                              AUTHORITY AND PURPOSE

     The Audit Committee of NetEase.com, Inc. (the "Corporation") is appointed by the Corporation's Board of Directors (the "Board") to oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. The Audit Committee (the "Committee") shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Corporation's Memorandum and Articles of Association and applicable law.

                               STATEMENT OF POLICY

     The Committee shall oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. In so doing, the Committee shall endeavor to maintain free and open means of communication among the directors, the independent auditors and the financial management of the Corporation. In addition, the Committee shall review the policies and procedures adopted by the Corporation to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the "NASD") applicable to a Nasdaq listed issuer.

                       COMMITTEE STRUCTURE AND MEMBERSHIP

     The Committee shall be comprised of three or more directors, as determined by the Board. The Committee members shall be designated by the Board and shall serve at the discretion of the Board.

     Each member of the Committee shall be an independent director. For purposes hereof, an "independent director" shall be one:

     1. who accepts no consulting, advisory or other compensatory fee from the Corporation other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Corporation,

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     2.   who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director, and

     3. who otherwise satisfies the then current laws applicable to members of the audit committee of the Corporation and the listing rules of any securities exchange or securities quotation system on which any of the Corporation's securities are listed.

     The Board shall use its best efforts to ensure that at least one member of the Committee shall be a "financial expert," as defined by Section 407 of the Sarbanes-Oxley Act of 2002, having an understanding of generally accepted accounting principles and financial statements, experience in the preparation or auditing of financial statements of companies generally comparable to the Corporation, experience in the application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves, experience with internal accounting controls and an understanding of audit committee functions.

     Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the National Association of Securities Dealers (the "NASD") applicable to Nasdaq listed issuers. At least one member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual's possessing the requisite financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

     The quorum necessary for the transaction of business of the Committee shall be two, and all matters arising at a Committee meeting shall be determined by a majority of votes of the members present.

                                     POWERS

     The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisers, as it determines necessary to carry out its duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the independent auditor. The audit committee shall meet at least four times annually, or more frequently as circumstances dictate.

                                RESPONSIBILITIES

     The Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Corporation's

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stockholders that the corporate accounting and reporting practices of the
Corporation are in accordance with all requirements and are of the highest quality.

     In meeting its responsibilities, the Committee is expected to:

     1.   Review and reassess the adequacy of this Charter annually.

     2.   With respect to the Corporation's independent auditors:

          a. Appoint the Corporation's independent auditors, determine its compensation and oversee its work. The Committee shall preapprove all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Corporation and consider whether such services are permissible under applicable law. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors shall be ultimately accountable to the Board and to the Committee as representatives of the Corporation's stockholders.

          b. Review the independence of the independent auditors, including a review of management consulting services provided by the independent auditors and related fees. The Committee shall require the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

     3. Review with management the scope and responsibilities of an internal audit department and on the appointment, replacement, reassignment or dismissal of an internal audit department manager or director and work with management to reach a consensus on the foregoing.

     4. Review and discuss with management, before release, the audited financial statements and the Management's Discussion and Analysis proposed to be included in the Corporation's Annual Report on Form 20-F. Make a recommendation to the Board whether or not the audited financial

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          statements should be included in the Corporation's Annual Report on
          Form 20-F.

     5. In consultation with management, cooperate with, and to the extent deemed appropriate by the members of the Committee, oversee, the members of any internal disclosure control task force or other group within the Corporation which is charged with gathering information for the Corporation's public reports and filings, considering the materiality of such information and determining disclosure obligations, and consider and respond to any issues and deficiencies relating to the Corporation's disclosure controls and procedures which are identified by management or such internal group.

     6. In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

          a.   The Corporation's annual financial statements and related notes.

          b. The independent auditors' audit of the financial statements and their report thereon.

          c. The independent auditors' reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management.

          d. Any deficiency in, or suggested improvement to, the procedures or practices employed by the Corporation as reported by the independent auditors in their annual management letter.

     7. Periodically and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

          a. Any significant changes required in the independent auditors' audit plan or auditing and accounting principles.

          b. Any difficulties or disputes with management encountered during the course of the audit.

          c. The adequacy of the Corporation's system of internal financial controls.

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          d.   The effect or potential effect of any regulatory regime,
               accounting initiatives or off-balance sheet structures on the Company's financial statements.

          e. Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation's financial statements or accounting policies.

          f. Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

     8. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

     9. Obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

     10. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.

     11. Cooperate with the Corporation in preparing any reports of the Committee it intends to include in a proxy statement and any other reports required by applicable securities laws.

     12. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     13. Report through its chairperson to the directors following meetings of the Committee.

     14. Maintain minutes or other records of meetings and activities of the Committee.

     15. Review the rationale for employing audit firms other than the principal independent auditors; and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

     16. Periodically review, before release, the unaudited operating results in the Corporation's quarterly earnings release and/or discuss the contents the quarterly earnings release with management.

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     17.  Meet periodically with or interview, in separate sessions, the chief financial officer, the senior internal auditing executive and the independent audit firm engagement partner.

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